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                                  EXHIBIT 24.1





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                             NEOZYME II CORPORATION



                                Power of Attorney
                                -----------------


     I the undersigned officer of Neozyme II Corporation (the "Company"), hereby constitute and appoint Henri A. Termeer, David J. McLachlan, Mark A. Hofer, Evan
M. Lebson, and Peter Wirth, and each of them singly, my true and lawful attorney, with full power to sign for me, in my name and in all of my capacities, the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1995 required to be filed with the Securities and Exchange Commission, and any amendments thereto, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

DATED this 14th day of August, 1996.        /s/ Paul M. Edwards
           ----        -------              -------------------------------
                                            Paul M. Edwards, Duly
                                            Authorized Officer and
                                            Principal Executive,
                                            Financial and Accounting
                                            Officer


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